As filed with the Securities and Exchange Commission on March 30, 2010
Post Effective Amendment No. 2 to Registration Statement on Form S-8 (Registration No. 333-94153)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FOG CUTTER CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	52-2081138 (I.R.S. Employer Identification No.)

301 Arizona Avenue, Suite 200
Santa Monica, California 90401
(310) 319-1850
(Address of Principal Executive Offices)(Zip Code)

FOG CUTTER CAPITAL GROUP, INC. 1998 STOCK OPTION PLAN
(Full Title of the Plan)

R. Scott Stevenson
Senior Vice President and Co-Chief Financial Officer
Fog Cutter Capital Group, Inc.
301 Arizona Avenue, Suite 200
Santa Monica, California 90401
(Name and address of Agent for Service)
(310) 319-1850
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Ryan Azlein, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403
(818) 444-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-94153) (the “Registration Statement”) of Fog Cutter Capital Group, Inc., a Maryland corporation (“Fog Cutter”), pertaining to the registration of an aggregate of 3,500,000 shares of common stock, par value $0.0001 per share, of Fog Cutter issuable under the Fog Cutter Capital Group Inc. 1998 Stock Option Plan to which this Post-Effective Amendment No. 2 relates, was filed with the Securities Exchange Commission on January 6, 2000 and was amended by Post Effective Amendment No. 1 to Form S-8 filed with the Securities Exchange Commission on March 24, 2003.

In accordance with an undertaking made by Fog Cutter in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, Fog Cutter removes from registration all securities registered under the Registration Statement that remain unsold immediately prior to the filing of this Post-Effective Amendment No. 2.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 30, 2010.

FOG CUTTER CAPITAL GROUP, INC.

By:	/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andrew A. Wiederhorn	Chief Executive Officer
Andrew A. Wiederhorn	(Principal Executive Officer)	March 30, 2010

/s/ R Scott Stevenson	Senior Vice President and Co-Chief Financial Officer	March 30, 2010
R. Scott Stevenson	(Principal Financial and Accounting Officer)

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